Exhibit 16.1

                                                     Richard A. Behlmann
                                                     2501 South Mason Road,
                                                     Ste. 280
June 13, 2005                                        Katy, TX 77450


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

I have read the statements made by Larrea Biosciences Corporation (copy attached), which I understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Larrea's form 8-K/ report dated June 13,2005. I agree with the statements concerning myself in such Form 8-K.

Very truly yours,

Richard A. Behlmann